                                                                    Exhibit 4(f)

                                                                  EXECUTION COPY

                    XEROX EQUIPMENT LEASE OWNER TRUST 2001-1

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                  as Indenture Trustee and as Calculation Agent

                                    INDENTURE

                            Dated as of July 1, 2001

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                                TABLE OF CONTENTS

                                                                         Page

                                   ARTICLE ONE
                                   DEFINITIONS

SECTION 1.01.  DEFINITIONS.                                                2
SECTION 1.02.  INTERPRETIVE PROVISIONS.                                   11

                                   ARTICLE TWO
                                    THE NOTES
SECTION 2.01.  FORM.                                                      13
SECTION 2.02.  EXECUTION, AUTHENTICATION AND DELIVERY.                    13
SECTION 2.03.  TEMPORARY NOTES.                                           13
SECTION 2.04.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.       14
SECTION 2.05.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES.                19
SECTION 2.06.  PERSONS DEEMED OWNERS.                                     20
SECTION 2.07.  CANCELLATION.                                              20
SECTION 2.08.  BOOK-ENTRY NOTES.                                          20
SECTION 2.09.  NOTICES TO CLEARING AGENCY.                                21
SECTION 2.10.  DEFINITIVE NOTES.                                          21
SECTION 2.11.  AUTHENTICATING AGENTS.                                     22
SECTION 2.12.  TAX TREATMENT.                                             22
SECTION 2.13.  EMPLOYEE BENEFIT PLANS.                                    23
SECTION 2.14.  REPRESENTATIONS AND WARRANTIES AS TO THE SECURITY
               INTEREST OF THE INDENTURE TRUSTEE IN THE LEASES AND
               LEASE RECEIVABLES.                                         23
SECTION 2.15.  REPRESENTATIONS AND WARRANTIES AS TO THE SECURITY
               INTEREST OF THE INDENTURE TRUSTEE IN THE ACCOUNT
               COLLATERAL.                                                24

                                  ARTICLE THREE
                                    COVENANTS

SECTION 3.01.  PAYMENT OF PRINCIPAL AND INTEREST.                         26
SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.                           26
SECTION 3.03.  MONEY FOR PAYMENTS TO BE HELD IN TRUST.                    26
SECTION 3.04.  EXISTENCE.                                                 28
SECTION 3.05.  PROTECTION OF TRUST ESTATE.                                28
SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.                               28
SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; ADMINISTRATION OF THE TRUST
               ESTATE.                                                    29
SECTION 3.08.  NEGATIVE COVENANTS.                                        29
SECTION 3.09.  CERTIFICATES AND REPORTS.                                  30
SECTION 3.10.  RESTRICTIONS ON CERTAIN OTHER ACTIVITIES.                  30
SECTION 3.11.  ADMINISTRATIVE AGENT DEFAULTS.                             31
SECTION 3.12.  MAINTENANCE PROVIDER DEFAULTS.                             32
SECTION 3.13.  COMPLIANCE WITH LAWS; FURTHER INSTRUMENTS AND ACTS.        33
SECTION 3.14.  DELIVERY OF THE TRUST ESTATE.                              33
SECTION 3.15.  CALCULATION OF THE INTEREST RATE.                          34

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.                   35
SECTION 4.02.  APPLICATION OF TRUST MONEY.                                36
SECTION 4.03.  REPAYMENT OF MONIES HELD BY PAYING AGENT.                  36

                                  ARTICLE FIVE
                                INDENTURE DEFAULT

SECTION 5.01.  INDENTURE DEFAULTS.                                        37
SECTION 5.02.  RIGHTS UPON INDENTURE DEFAULT.                             38
SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
               INDENTURE TRUSTEE.                                         39
SECTION 5.04.  REMEDIES; PRIORITIES.                                      41
SECTION 5.05.  OPTIONAL PRESERVATION OF THE TRUST ESTATE.                 43
SECTION 5.06.  LIMITATION OF SUITS.                                       43
SECTION 5.07.  UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL
               AND INTEREST.                                              44
SECTION 5.08.  RESTORATION OF RIGHTS AND REMEDIES.                        44
SECTION 5.09.  RIGHTS AND REMEDIES CUMULATIVE.                            44
SECTION 5.10.  DELAY OR OMISSION NOT A WAIVER.                            44
SECTION 5.11.  CONTROL BY NOTEHOLDERS.                                    44
SECTION 5.12.  WAIVER OF PAST DEFAULTS.                                   45
SECTION 5.13.  UNDERTAKING FOR COSTS.                                     45
SECTION 5.14.  WAIVER OF STAY OR EXTENSION LAWS.                          46
SECTION 5.15.  ACTION ON NOTES.                                           46
SECTION 5.16.  PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.        46
SECTION 5.17.  SALE OF TRUST ESTATE.                                      46

                                   ARTICLE SIX
                              THE INDENTURE TRUSTEE

SECTION 6.01.  DUTIES OF INDENTURE TRUSTEE.                               48
SECTION 6.02.  RIGHTS OF INDENTURE TRUSTEE.                               49
SECTION 6.03.  INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE.                    50
SECTION 6.04.  INDENTURE TRUSTEE'S DISCLAIMER.                            50
SECTION 6.05.  NOTICE OF DEFAULTS.                                        50
SECTION 6.06.  REPORTS BY INDENTURE TRUSTEE TO NOTEHOLDERS.               51
SECTION 6.07.  COMPENSATION AND INDEMNITY.                                51
SECTION 6.08.  REPLACEMENT OF INDENTURE TRUSTEE.                          52
SECTION 6.09.  SUCCESSOR INDENTURE TRUSTEE BY MERGER.                     53
SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.             53
SECTION 6.11.  ELIGIBILITY; DISQUALIFICATION.                             55
SECTION 6.12.  REPRESENTATIONS AND WARRANTIES OF INDENTURE TRUSTEE.       55

                                  ARTICLE SEVEN
                   NOTEHOLDERS' LISTS, REPORTS AND DOCUMENTS

SECTION 7.01.  TRUST TO FURNISH INDENTURE TRUSTEE NOTEHOLDER NAMES AND
               ADDRESSES.                                                 56
SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO
               NOTEHOLDERS.                                               56
SECTION 7.03.  REPORTS BY INDENTURE TRUSTEE.                              56
SECTION 7.04.  FURNISHING OF DOCUMENTS.                                   56

                                  ARTICLE EIGHT
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.  COLLECTION OF MONEY.                                       57

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SECTION 8.02.  ACCOUNTS.                                                  57
SECTION 8.03.  GENERAL PROVISIONS REGARDING ACCOUNTS.                     59
SECTION 8.04.  PAYMENT DATE STATEMENTS.                                   59
SECTION 8.05.  RELEASE OF TRUST ESTATE.                                   60

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.    61
SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.       62
SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.                      63
SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURE.                          63
SECTION 9.05.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.             63

                                   ARTICLE TEN
                               REDEMPTION OF NOTES

SECTION 10.01. REDEMPTION.                                                65
SECTION 10.02. FORM OF REDEMPTION NOTICE.                                 65
SECTION 10.03. NOTES PAYABLE ON REDEMPTION DATE.                          66

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS.                      67
SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.          68
SECTION 11.03. ACTS OF NOTEHOLDERS.                                       69
SECTION 11.04. NOTICES.                                                   69
SECTION 11.05. NOTICES TO NOTEHOLDERS; WAIVER.                            70
SECTION 11.06. EFFECT OF HEADINGS AND TABLE OF CONTENTS.                  70
SECTION 11.07. SUCCESSORS AND ASSIGNS.                                    71
SECTION 11.08. SEVERABILITY.                                              71
SECTION 11.09. BENEFITS OF INDENTURE.                                     71
SECTION 11.10. LEGAL HOLIDAYS.                                            71
SECTION 11.11. GOVERNING LAW.                                             71
SECTION 11.12. COUNTERPARTS.                                              71
SECTION 11.13. RECORDING OF INDENTURE.                                    71
SECTION 11.14. TRUST OBLIGATION.                                          71
SECTION 11.15. NO PETITION.                                               72
SECTION 11.16. NO RECOURSE.                                               72
SECTION 11.17. INSPECTION.                                                72
SECTION 11.18. LIMITATION OF LIABILITY OF OWNER TRUSTEE.                  72

                                    EXHIBITS

EXHIBIT A - FORM OF NOTES                                                A-1
EXHIBIT B - FORM OF DEPOSITORY AGREEMENT                                 B-1

                                    INDENTURE

     This Indenture, dated as of July 1, 2001, is between Xerox Equipment Lease Owner Trust 2001-1, a Delaware business trust (the "Trust"), and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the "Indenture Trustee") and as calculation agent (in such capacity, the "Calculation Agent").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Trust's Floating Rate Asset Backed Notes (the "Notes"):

                                 GRANTING CLAUSE

     The Trust, to secure the payment of principal and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Trust's right, title and interest, whether now owned or hereafter acquired, in and to the Trust Estate and all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral"), in each case as such terms are defined herein.

     The foregoing Grant is made in trust to secure the payment of principal and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

                                   ARTICLE ONE

                                   DEFINITIONS

     Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Administration Agreement. Whenever used herein, unless the context otherwise requires, the following words and phrases have the following meanings:

     "Account" has the meaning set forth in the Administration Agreement.

     "Account Collateral" means securities, Permitted Investments and other assets credited to the Securities Accounts.

     "Accrual Period" means with respect to any Payment Date for the Notes, the period from and including the immediately preceding Payment Date (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date), to but excluding such Payment Date.

     "Act" has the meaning set forth in Section 11.03(a).

     "Administration Agreement" means the sale and administration agreement, dated as of July 1, 2001, among the Trust, the Transferor, Xerox Equipment, the Administrative Agent and the Maintenance Provider.

     "Administrative Agent" means Xerox, as Administrative Agent under the Administration Agreement, and its successors in such capacity.

     "Administrative Agent Default" has the meaning set forth in the Administration Agreement.

     "Administrative Agent Monthly Payment" means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Administrative Agent pursuant to Section 4.04 of the Administration Agreement in respect of (i) the Payment Date Advance Reimbursement and (ii) the Administration Fee, together with any unpaid Administration Fees in respect of one or more prior Collection Periods.

     "Administrator" means Xerox, as Administrator under the Trust Administration Agreement, and its successors in such capacity.

     "Advance" has the meaning set forth in the Administration Agreement.

     "Affiliate" has the meaning set forth in the Administration Agreement.

     "Authenticating Agent" means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

     "Authorized Newspaper" means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Authorized Officer" means, with respect to the Trust, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and
(ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Administrator.

     "Available Funds" has the meaning set forth in the Administration
Agreement.

     "Backup Administrative Agent" means U.S. Bank, in its capacity as Backup

Administrative Agent, so long as U.S. Bank is the Indenture Trustee, and thereafter, its successors and assigns in such capacity.

     "Basic Documents" has the meaning set forth in the Administration
Agreement.

     "Benefit Plan" has the meaning set forth in the Trust Agreement.

     "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.08.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Connecticut, Delaware, Illinois and New York are authorized or obligated by law, executive order or government decree to be closed.

     "Calculation Agent" means U.S. Bank and its successors and assigns in such capacity.

     "Certificate Distribution Account" has the meaning set forth in the Trust Agreement.

     "Certificateholder" has the meaning set forth in the Trust Agreement.

     "Certificates" has the meaning set forth in the Trust Agreement.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be DTC.

     "Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means July 24, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning set forth in the Granting Clause.

     "Collection Account" has the meaning set forth in the Administration Agreement.

     "Collection Period" has the meaning set forth in the Administration Agreement.

     "Commission" means the Securities and Exchange Commission, and its successors.

     "Control Agreement" has the meaning set forth in the Administration Agreement.

     "Corporate Trust Office" means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Trust).

     "CPC Contract" has the meaning set forth in the Administration Agreement.

     "Default" means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

     "Definitive Notes" means Notes that are issued in fully registered, certificated form to the related Noteholders or their respective nominees, rather than to DTC or its nominee.

     "Deposit Date" has the meaning set forth in the Administration Agreement.

     "Depository Agreement" means the agreement among the Trust, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B, as amended or supplemented from time to time.

     "DTC" means The Depository Trust Company, and its successors.

     "EDS" means Electronic Data Systems Corporation, and its successors.

     "EDS Services" means certain information technology and consulting services provided by EDS (or similar service providers) in connection with the administration and servicing of the Leases and the provision of maintenance for the related Equipment, which services shall be similar to services provided by EDS to Xerox as of the Closing Date.

     "EDS and Harris Fees and Expenses" means fees and expenses related to EDS Services and Harris Services incurred in connection with the administration and servicing of the Leases and the provision of maintenance for the related Equipment.

     "Eligible Account" has the meaning set forth in the Administration
Agreement.

     "Entitlement Order" has the meaning set forth in the Administration Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

     "Final Scheduled Payment Date" means the February 2008 Payment Date.

     "Fitch" means Fitch, Inc., and its successors.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Harris Interactive" means Harris Interactive, and its successors.

     "Harris Services" means certain equipment reading and inquiry collection services provided by Harris Interactive (or similar service providers) in connection with the administration and servicing of the Leases and the provision of maintenance for the related Equipment, which services shall be similar to services provided by Harris Interactive to Xerox as of the Closing Date.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indenture Default" has the meaning set forth in Section 5.01.

     "Indenture Trustee" has the meaning set forth in the preamble.

     "Independent" means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Trust, any other obligor upon the Notes, the Administrative Agent, the Maintenance Provider and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Administrative Agent, the Maintenance Provider or any of their respective Affiliates and (iii) is not connected with the Trust, any such other obligor, the Administrative Agent, the Maintenance Provider or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b), made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser pursuant to the Purchase Agreement.

     "Initial Securities Balance" has the meaning set forth in the

Administration Agreement.

     "Interest Rate" means a percentage equal to the sum of (i) the LIBOR Rate and (ii) 2.00% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

     "Lease" has the meaning set forth in the Administration Agreement.

     "Lessee" has the meaning set forth in the Administration Agreement.

     "LIBOR Determination Date" means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

     "LIBOR Rate" means, with respect to any Accrual Period and the related Payment Date, the arithmetic mean of the London interbank offered rates rounded to the nearest 1/100,000 of 1% (.0000001), with 5 millionths of a percentage point rounded upward, for deposits in United States dollars having a maturity of one month commencing on the first day of the Accrual Period which appear on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date; provided, however, that if such rate does not appear on the Telerate Page 3750, the LIBOR Rate will equal the Reference Bank Rate on the related LIBOR Determination Date.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

     "Maintenance Provider" means Xerox, as Maintenance Provider under the Administration Agreement, and its successors in such capacity.

     "Monthly Interest" has the meaning set forth in the Administration
Agreement.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Note Balance" means, as of any Payment Date, the initial principal amount of the Notes, reduced by all payments of principal made on or prior to such Payment Date on the Notes.

     "Note Distribution Account" means the trust account established by the Administrative Agent pursuant to Section 8.02(a), into which amounts released from the Collection Account and, when necessary, the Reserve Fund for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

     "Note Owner" means, with respect to a Book-Entry Note, each Person who is the beneficial owner of all or part of the Notes evidenced by such Book- Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Register" and "Note Registrar" have the respective meanings set forth in Section 2.04.

     "Noteholder" means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

     "Notes" means the Xerox Equipment Lease Trust 2001-1 Floating Rate Asset Backed Notes, which Notes shall be substantially in the form of Exhibit A hereto.

     "Offering Circular" means the offering circular, dated July 18, 2001, relating to the private placement of the Notes.

     "Officer's Certificate" means a certificate signed by an Authorized Officer of the Trust, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 and delivered to the Indenture Trustee.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Trust or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee and which opinion shall be in form and substance satisfactory to the Indenture Trustee.

     "Optional Purchase" has the meaning set forth in the Trust Agreement.

     "Optional Purchase Price" has the meaning set forth in the Trust Agreement.

     "Outstanding" means, as of any date, all Notes theretofore authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

     (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that, unless otherwise specified herein or in another Basic Document, in determining whether Noteholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Trust, the Transferor, the Administrative Agent (so long as Xerox or an Affiliate thereof is the Administrative Agent), the Maintenance Provider (so long as Xerox or an Affiliate thereof is the Maintenance Provider) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee's right so to act with respect to such Notes and that such pledgee is not the Trust, the Transferor, the Administrative Agent (so long as Xerox or an Affiliate thereof is the Administrative Agent), the Maintenance Provider (so long as Xerox or an Affiliate thereof is the Maintenance Provider) or any of their respective Affiliates.

     "Outstanding Amount" means, as of any date, the aggregate principal amount of the applicable Notes Outstanding, reduced by all payments of principal made in respect thereof on or prior to such date.

     "Owner Trustee" has the meaning set forth in the Trust Agreement.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 and is authorized by the Trust to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Trust.

     "Payment Date" means the 15th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing September 17, 2001.

     "Payment Date Statement" has the meaning set forth in the Administration Agreement.

     "Permitted Investments" has the meaning set forth in the Administration Agreement.

     "Person" has the meaning set forth in the Administration Agreement.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Principal Distribution Amount" has the meaning set forth in the Administration Agreement.

     "Proceeding" has the meaning set forth in the Administration Agreement.

     "Protected Purchaser" has the meaning set forth in Article 8 of the UCC.

     "PTCE" means Prohibited Transaction Class Exemption.

     "Purchase Agreement" means the purchase agreement relating to the Notes, dated July 18, 2001, among the Initial Purchaser, Xerox and the Transferor.

     "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A.

     "Rating Agency" means each of Fitch, Moody's and Standard & Poor's.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof by the Transferor or the Administrative Agent, and that each Rating Agency shall not have notified the Transferor or the Administrative Agent in writing that such action will result in a qualification, reduction or withdrawal of its then- current rating of the Notes.

     "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

     "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Administrative Agent or the Trust pursuant to Section 10.01.

     "Redemption Price" means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, through the Accrual Period related to such Redemption Date.

     "Reference Bank Rate" means, with respect to any Accrual Period, the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the rates, as of 11:00 A.M., London time, on the related LIBOR Determination Date, at which deposits in United States dollars, having a maturity of one month commencing on the first day of the Accrual Period and a principal amount of not less than $1,000,000, offered by the Reference Banks from which the Calculation Agent has received quotations; provided however, in the event that the Calculation Agent has not received quotations from at least two Reference Banks, the Reference Bank Rate will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the rates quoted by three major banks in New York City, selected by the Calculation Agent after consultation with the Transferor, as of 11:00 A.M., New York City time, on the LIBOR Determination Date for loans in United States dollars to leading European Banks having a maturity of one month commencing on the first day of the Accrual Period and in a principal amount not less than $1,000,000 that is representative of a single transaction in the market at that time; provided, further, if no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate for the preceding Accrual Period.

     "Reference Banks" means four major banks that are engaged in the London interbank market that are selected by the Administrative Agent.

     "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the related Record Date.

     "Repayment Price" has the meaning set forth in the Trust Agreement.

     "Reserve Fund" has the meaning set forth in the Administration Agreement.

     "Reserve Fund Draw Amount" has the meaning set forth in the Administration Agreement.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Department (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary, trust officer or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject.

     "Rule 144A" means Rule 144A promulgated by the Commission under the Securities Act.

     "Rule 144A Information" means information requested of the Transferor, in connection with the proposed transfer of a Note, to satisfy the requirements of paragraph (d)(4) of Rule 144A.

     "Securities" means the Notes and the Certificates.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Balance" has the meaning set forth in the Administration Agreement.

     "Securities Accounts" has the meaning set forth in the Control Agreement.

     "Securities Intermediary" has the meaning set forth in the Control
Agreement.

     "Securityholder" has the meaning set forth in the Administration Agreement.

     "Seller" means Xerox Holding, and its successors.

     "Standard & Poor's" means Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies, Inc., and its successors.

     "State" has the meaning set forth in the Administration Agreement

     "Successor Administrative Agent" has the meaning set forth in the Administration Agreement.

     "Successor Maintenance Provider" means any Person appointed as a successor to the Maintenance Provider pursuant to Section 8.04 of the Administration Agreement.

     "TIA" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

     "Transferor" means Xerox Funding, and its successors.

     "Transition Account" has the meaning set forth in the Administration Agreement.

     "Trust" means Xerox Equipment Lease Owner Trust 2001-1.

     "Trust Administration Agreement" has the meaning set forth in the Administration Agreement.

     "Trust Agreement" means the trust agreement, as amended and restated as of July 1, 2001, between the Transferor and HSBC Bank & Trust Company (Delaware) NA, as the owner trustee, as amended or supplemented from time to time.

     "Trust Estate" has the meaning set forth in the Administration Agreement.

     "Trust Order" and "Trust Request" means a written order or request of the Trust signed in the name of the Trust by an Authorized Officer and delivered to the Indenture Trustee.

     "Trustees" has the meaning set forth in the Administration Agreement.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "United States" means the United States of America.

     "U.S. Bank" means U.S. Bank National Association, and its successors.

     "Xerox" means Xerox Corporation, and its successors.

     "Xerox Equipment" means Xerox Equipment LLC, and its successors.

     "Xerox Funding" means Xerox Funding LLC, and its successors.

     "Xerox Holding" means Xerox Holding LLC, and its successors.

     Section 1.02.  Interpretive Provisions.

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to this Indenture include all Exhibits hereto, (iii) references to words such as "herein", "hereof" and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Indenture, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or" and (vii) the term "proceeds" shall have the meaning ascribed to such term in the applicable UCC.

     (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

                                   ARTICLE TWO

                                    THE NOTES

     Section 2.01. Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

     The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Trust. The signature of any authorized officer of the Owner Trustee on the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Owner Trustee shall bind the Trust, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall, upon receipt of a Trust Order, authenticate and deliver for original issue $513,000,000 aggregate principal amount of Notes. The aggregate principal amount of the Notes outstanding at any time may not exceed such respective amount, except as provided in Section 2.05.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

     No Note may be sold, pledged or otherwise transferred to any Person except in accordance with Section 2.04 and any attempted sale, pledge or transfer in violation of such Section shall be null and void.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03. Temporary Notes. Pending the preparation of Definitive Notes, the Owner Trustee may execute, on behalf of the Trust, and upon receipt of a Trust Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Trust shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Trust to be maintained as provided in Section 3.02, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Owner Trustee shall execute, on behalf of the Trust, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     Section 2.04.  Registration; Registration of Transfer and Exchange.

     (a) The Trust shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby appointed the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Trust shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Trust as Note Registrar, the Trust shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

     (b) The Notes have not been registered under the Securities Act or any state securities law. Neither the Transferor, the Owner Trustee, the Trust, the Note Registrar, the Indenture Trustee nor any other entity is obligated to register the Notes under the Securities Act or any other securities or "Blue Sky" laws or to take any other action not otherwise required under this Indenture or the Trust Agreement to permit the transfer of any Note without registration.

     (c) No transfer of any Note or any interest therein (including by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section (including the applicable legend to be set forth on the face of each Note as provided in Exhibit A) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "Blue Sky" laws to a person (i) who the Transferor reasonably believes is a QIB in the form of beneficial interests in the Book-Entry Notes and (ii) that is aware that the resale or other transfer is being made in reliance on Rule 144A.

     (d) Each Noteholder, by acceptance of its Note (and each Note Owner, by its acceptance of a beneficial interest in a Note), will be deemed to have acknowledged, represented to and agreed with the Trust, the Transferor, the Indenture Trustee and Note Registrar as follows:

         (i) It (A) is a Qualified Institutional Buyer within the meaning of Rule 144A (a "QIB"), (B) is acquiring the Notes for its own account or for the account of a QIB, (C) is aware that the sale of the Notes to it is being made in reliance on Rule 144A and (D) understands and acknowledges that the Notes will be offered and may be resold by the Initial Purchaser to QIBs pursuant to Rule 144A in the form of beneficial interests in the Book-Entry Notes.

          (ii) It understands that the Notes have not been and will not be registered under the Securities Act or any state or other applicable securities laws and that the Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred except
     (A) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of any State of the United States or any other applicable jurisdictions..

          (iii) It acknowledges that neither the Trust, the Transferor, the Initial Purchaser nor any person representing the Trust, the Transferor or the Initial Purchaser has made any representation to it with respect to the Trust or the offering or sale of any Notes, other than the information contained in the Offering Circular, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. It has had access to such financial and other information concerning the Trust, the Transferor and the Notes as it has deemed necessary in connection with its decision to purchase the Notes.

          (iv) It acknowledges that the Notes will bear a legend to the following effect unless the Transferor determines otherwise, consistent with applicable law:

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO RESALE OR OTHER TRANSFER OF ANY NOTE SHALL BE MADE TO ANY TRANSFEREE
     UNLESS: (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THE NOTE ON BEHALF OR WITH PLAN ASSETS OF, AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN

     SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "INTERNAL REVENUE CODE"), THAT IS SUBJECT TO ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR (B) THE ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION. EACH PURCHASER OR TRANSFEREE OF A NOTE, BY ITS ACCEPTANCE OF SUCH NOTE, WILL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN CLAUSE (A) OR (B) ABOVE.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

     THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE TRUST FOR UNITED STATES FEDERAL AND STATE INCOME TAX PURPOSES.

          (v) If it is acquiring any Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

          (vi) It (A) is a QIB, (B) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Notes or any interest or participation therein for the account of another QIB, such QIB is aware that the sale is being made in reliance on Rule 144A and (C) is acquiring such Notes or any interest or participation therein for its own account or for the account of a QIB.

          (vii) It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein as described in the Offering Circular and pursuant to the provisions of this Indenture.

          (viii) It agrees that if in the future it should offer, sell or otherwise transfer such Note or any interest or participation therein, it will do so only (A) to the Transferor or (B) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A.

          (ix) (A) It is not and will not acquire the Note on behalf of or with plan assets of (1) an "employee benefit plan" (as defined in

     Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (2) any other "plan" as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Internal Revenue Code or (B) its acquisition and holding of the Note are eligible for the exemptive relief available under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

          (x) It acknowledges that the Transferor, the Trust, the Initial Purchaser and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Transferor, the Indenture Trustee and the Initial Purchaser.

          (xi) It acknowledges that transfers of the Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.

     Any transfer, resale, pledge or other transfer of the Notes by the Noteholder contrary to the restrictions set forth above and in this Indenture shall be deemed void ab initio by the Indenture Trustee.

     (e) The Transferor shall make the Rule 144A Information available to the prospective transferor and transferee of a Note. The Rule 144A Information shall include any or all of the following items requested by the prospective transferee:

          (i) the Offering Circular, as amended or supplemented to the date of such transfer,

          (ii) each Payment Date Statement delivered to holders of the Note on each Payment Date preceding such request and

          (iii) such other information as is reasonably available to the Transferor in order to comply with requests for information pursuant to Rule 144A.

     (f) Neither the Transferor, the Note, the Indenture Trustee, the Owner Trustee nor any other entity is under an obligation to register any Note under the Securities Act or any state securities laws.

     (g) Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall by its acceptance of such Note, have agreed to any such amendment or supplement.

     (h) Upon surrender for registration of transfer of any Note at the office or agency of the Trust to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Trust, and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

     At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Trust, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Trust and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Trust, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.05 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Trust shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

     Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Trust, the Owner Trustee and the Indenture Trustee harmless, then, in the absence of notice to the Owner Trustee, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Owner Trustee shall execute, on behalf of the Trust, and upon receipt of a Trust Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Trust may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Trust and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Trust or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.06. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Trust, the Note Registrar and the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Trust, the Note Registrar and the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

     Section 2.07. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Trust may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Trust may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Trust shall direct by a Trust Order that they be destroyed or returned to it; provided, that such Trust Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.08. Book-Entry Notes. Unless otherwise specified, the Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Trust. One fully registered Note shall be issued with respect to each $400 million in principal amount of the Notes or such lesser amount as necessary. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no

Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note except as provided in Section 2.10. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.10:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;

     (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

     (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants; and

     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 2.09. Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.10, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

     Section 2.10. Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) neither the Indenture Trustee nor the Administrator is able to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Note Owners representing in the aggregate not less than 51% of the Outstanding Amount advise the Indenture Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or

Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Owner Trustee, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrative Agent is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Owner Trustee shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor.

     If Definitive Notes are issued, the prospective transferee shall be required to execute and deliver to the Indenture Trustee, the Owner Trustee, the Initial Purchaser and the Transferor an investor representation letter substantially in the form attached as an Exhibit to the Offering Circular as a condition to the registration of any transfer of a Note.

     Section 2.11. Authenticating Agents. Upon the request of the Trust, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.05 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Trust. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Trust. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Trust.

     The Indenture Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto, and the Indenture Trustee shall be entitled to be reimbursed for all such payments, subject to Section 6.07. The provisions of Sections 2.04 and 6.04 shall be applicable to any Authenticating Agent.

     Section 2.12. Tax Treatment. The Trust has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Trust, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness.

     Section 2.13. Employee Benefit Plans. A fiduciary of a Benefit Plan purchasing the Notes with the assets of a Benefit Plan is deemed to represent that the purchase of one or more Notes is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. If the Transferor, the Administrative Agent, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates (i) has investment or administrative discretion with respect to the assets of a Benefit Plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice
(a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan or (iii) is an employer maintaining or contributing to such Benefit Plan, then a purchase of the Notes by such a Benefit Plan may represent a conflict of interest or act of self-dealing by the fiduciary.

     Section 2.14. Representations and Warranties as to the Security Interest of the Indenture Trustee in the Leases and Lease Receivables. The Trust makes the following representations and warranties to the Indenture Trustee. The representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Trust Estate to the Trust and the pledge thereof to the Indenture Trustee pursuant to this Agreement.

     (a) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Leases and Lease Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Trust.

     (b) The Leases constitute "chattel paper", "payment intangibles" or "accounts" within the meaning of the Revised Article 9 of the UCC and "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC in states that have not adopted the Revised Article 9 of the UCC.

     (c) The Lease Receivables constitute "payment intangibles" or "accounts" within the meaning of the Revised Article 9 of the UCC and "general intangibles" or "accounts" within the meaning of the UCC in states that have not adopted the Revised UCC.

     (d) The Trust owns and has good and marketable title to the Lease

Receivables free and clear of any lien, claim or encumbrance of any Person and, immediately prior to the pledge of the Trust Estate to the Indenture Trustee, a valid first priority perfected security interest in the Leases.

     (e) The Trust has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Leases and Lease Receivables granted to the Indenture Trustee hereunder.

     (f) Other than the security interest granted to the Indenture Trustee pursuant to this Agreement, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Leases and Lease Receivables. The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Leases and Lease Receivables other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Trust is not aware of any judgment or tax lien filings against it.

     (g) To extent that the original copy of a cost per copy contract related to a Lease has not been destroyed, the Administrative Agent as custodian for the Trust has in its possession all original copies of the cost per copy contracts that constitute or evidence the Leases. The cost per copy contracts that constitute or evidence the Leases and Lease Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

     Section 2.15. Representations and Warranties as to the Security Interest of the Indenture Trustee in the Account Collateral. The Trust makes the following representations and warranties to the Indenture Trustee. The representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Trust Estate to the Trust and the pledge thereof to the Indenture Trustee pursuant to this Agreement.

     (a) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Account Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Trust.

     (b) All of the Account Collateral has been and will have been credited to one of the Securities Accounts. The Securities Intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as "financial assets" within the meaning of the UCC.

     (c) The Trust owns and has good and marketable title to the Account Collateral free and clear of any Lien, claim or encumbrance of any Person.

     (d) The Trust has received all consents and approvals required by the terms of the Account Collateral to the transfer to the Indenture Trustee of its interest and rights in the Account Collateral hereunder.

     (e) The Trust has delivered to the Indenture Trustee a fully executed agreement pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Securities Accounts without further consent by the Trust.

     (f) Other than the security interest granted to the Indenture Trustee pursuant to this Agreement, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Account Collateral. The Trust has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Account Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Trust is not aware of any judgment or tax lien filings against it.

     (g) The Securities Accounts are not in the name of any person other than the Trust or the Indenture Trustee. The Trust has not consented to compliance by the Securities Intermediary of any Securities Account with Entitlement Orders of any person other than the Indenture Trustee.

                                  ARTICLE THREE

                                    COVENANTS

     Section 3.01. Payment of Principal and Interest. The Trust shall duly and punctually pay the principal and interest on the Notes in accordance with the terms of the Notes, the Administration Agreement and this Indenture. Without limiting the foregoing, subject to Sections 8.02(c) and 8.02(d), the Trust shall cause to be distributed all amounts on deposit in the Note Distribution Account on each Payment Date that have been deposited therein for the benefit of the Notes as set forth in Section 8.02(e). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered to have been paid by the Trust to such Noteholder for all purposes of this Indenture.

     Section 3.02. Maintenance of Office or Agency. The Note Registrar, on behalf of the Trust, shall maintain at the Corporate Trust Office or at such other location in the Borough of Manhattan, The City of New York chosen by the Note Registrar, acting for the Trust, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Trust in respect of the Notes and this Indenture may be served. The Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Trust shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Trust shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Trust hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03. Money for Payments to be Held in Trust. As provided in Sections 5.04(b) and 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02 shall be made on behalf of the Trust by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Trust except as provided in this Section.

     On or before each Payment Date and Redemption Date, the Trust shall deposit or cause to be deposited into the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Trust to effect such deposit.

     The Indenture Trustee, if the Indenture Trustee acts as the Paying Agent, hereby agrees to perform the obligations listed in the sub-paragraphs below, and the Trust shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

     (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

     (b) give the Indenture Trustee notice of any default by the Trust of which it has actual knowledge (or any other obligor upon the Notes, if any) in the making of any payment required to be made with respect to the Notes;

     (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

     (d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

     (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon (including the payment thereof to the appropriate taxing authority if documentation is not obtained which exempts any such payments from withholding or subjects such payments to a reduced rate thereof) and with respect to any applicable reporting requirements in connection therewith.

     The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Trust Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust on Trust Request, and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof, and all liability of the Indenture Trustee or such

Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Trust cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Transferor. The Indenture Trustee shall also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).

     Section 3.04. Existence. The Trust shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Trust hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Trust shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate, in connection with this Indenture and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

     Section 3.05. Protection of Trust Estate. The Trust intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Trust Estate, and the Trust shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate. The Trust shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrative Agent and delivered to the Trust, and shall take such other action necessary or advisable to:

     (a) Grant more effectively all or any portion of the Trust Estate;

     (b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

     (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

     (d) enforce any of the Collateral;

     (e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in the Trust Estate against the claims of all Persons; or

     (f)..pay all taxes or assessments levied or assessed upon the Trust

Estate when due.

     The Trust hereby designates the Administrative Agent as its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments required to be executed pursuant to this Section.

     Section 3.06. Opinions as to Trust Estate.

     (a) Promptly after the execution and delivery of this Indenture, the Trust shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

     (b) On or before April 15 of each calendar year, beginning with April 15, 2002, the Trust shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to continue the lien and security interest of the Indenture Trustee in the Collateral and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest.

     Section 3.07. Performance of Obligations; Administration of the Trust
Estate.

     (a) The Trust shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrative Agent, that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

     (b) The Trust may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Trust shall be deemed to be action taken by the Trust. Initially, the Trust has contracted with the Administrator, and the Administrator has agreed, to assist the Trust in performing its duties under this Indenture.

     (c) The Trust shall, and, shall cause the Administrator to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Trust, as a party to the Basic Documents, shall not, and shall not cause the Administrative Agent or the Administrator to, modify, amend, supplement, waive or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount or such greater percentage as may be specified in the particular provision or Basic Document.

     Section 3.08.  Negative Covenants.  So long as any Notes are
Outstanding, the Trust shall not:

     (a) except as expressly permitted by this Indenture and the other Basic Documents, sell, exchange, transfer or otherwise dispose of any of the properties or assets of the Trust, including those comprising the Trust Estate, unless directed to do so by the Indenture Trustee;

     (b) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

     (c) (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any asset comprising part of the Trust Estate and arising solely as a result of an action or omission of the related Lessee) or (iii) except as otherwise provided in the Basic Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate; or

     (d) except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.

     Section 3.09.  Certificates and Reports.

     (a) The Trust shall deliver to the Indenture Trustee and each Rating Agency, on or before April 30 of each calendar year, beginning with April 30, 2002, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Trust during the preceding 12 months ended December 31 (or such shorter period in the case of the first such Officer's Certificate) and of the Trust's performance under this Indenture has been made under such Authorized Officer's supervision and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Trust has complied with all conditions and covenants under this Indenture throughout the preceding 12-month period (or such shorter period in the case of the first such Officer's Certificate), or, if there has been a Default in the compliance of any such condition or covenant, specifying each such Default known to such Authorized Officer and the nature and status thereof.

     (b) Unless the Trust otherwise determines, the fiscal year of the Trust shall end on December 31 of each year.

     Section 3.10. Restrictions on Certain Other Activities. Except as otherwise provided in the Basic Documents, the Trust shall not: (i) engage in any activities other than financing, acquiring, owning, leasing, pledging and managing the Trust Estate in the manner contemplated by the Basic Documents and activities incidental thereto; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes and any other indebtedness permitted by or arising under the Basic Documents;
(iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or
(iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.11.  Administrative Agent Defaults.

     (a) If the Trust or a Responsible Officer of the Indenture Trustee shall have knowledge of the occurrence and continuance of an Administrative Agent Default, such Person shall promptly notify the other Person and each Rating Agency thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If an Administrative Agent Default shall arise from the failure of the Administrative Agent to perform any of its duties or obligations under the Administration Agreement, the Trust shall take all reasonable steps available to it to remedy such failure. Upon the occurrence and continuance of an Administrative Agent Default, the Indenture Trustee or the Noteholders may terminate all of the rights and obligations of the Administrative Agent in the manner set forth in Section 8.01(b) of the Administration Agreement, and a Successor Administrative Agent shall be appointed in accordance with the Administration Agreement. The Indenture Trustee may withdraw from the Transition Account or, if the amount on deposit in the Transition Account is insufficient, may require the Administrative Agent to allocate from payments made in respect of the Maintenance Component of the Leases, an amount necessary to pay for all reasonable costs and expenses incurred in connection with the transition to a Successor Administrative Agent following an Administrative Agent Default including costs associated with the transfer of the Lease Files to a Successor Administrative Agent and amending the Administration Agreement.

     (b) As promptly as possible after the giving of notice of termination to the Administrative Agent of the Administrative Agent's rights and powers pursuant to Section 8.01 of the Administration Agreement, the Indenture Trustee shall appoint a Successor Administrative Agent in accordance with Section 8.02 of the Administration Agreement, and such Successor Administrative Agent shall accept its appointment by a written assumption in a form acceptable to the Trustees. Upon the termination or resignation of Xerox as Administrative Agent, so long as U.S. Bank is the Indenture Trustee, the Backup Administrative Agent shall be the initial Successor Administrative Agent. In the event that a Successor Administrative Agent has not been appointed and accepted its appointment at the time when the Administrative Agent ceases to act as Administrative Agent, the Indenture Trustee without further action shall automatically be appointed the Successor Administrative Agent. The Indenture Trustee or the Backup Administrative Agent may resign as the Administrative Agent by giving written notice of such resignation to the Trust and in such event will be released from such duties and obligations, such release not to be effective until the Indenture Trustee appoints a Successor Administrative Agent and such Successor Administrative Agent accepts appointment under the Administration Agreement in manner set forth in Section 8.02(a) of the Administration Agreement. Upon such acceptance of its appointment, the Successor Administrative Agent shall be successor to the predecessor Administrative Agent under the Administration Agreement. Any Successor Administrative Agent other than the Indenture Trustee or the Backup Administrative Agent shall satisfy the criteria for a Successor Administration Agent set forth in Section 8.02(a) of the Administration Agreement. In connection with any such appointment, the Trust may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations and conditions set forth below and in Section 8.02 of the Administration Agreement. If the Indenture Trustee shall succeed to the Administrative Agent's duties under the Administration Agreement as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the Successor Administrative Agent. In case the Indenture Trustee or the Backup Administrative Agent shall become successor to the Administrative Agent under the Administration Agreement, the Indenture Trustee or the Backup Administrative Agent shall be entitled to appoint as Administrative Agent any one of its Affiliates or agents, provided that it shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Administrative Agent. If Xerox has been terminated as Administrative Agent, and the Backup Administrative Agent is acting as Administrative Agent, Xerox will continue to be obligated to pay EDS and Harris Fees and Expenses. If Xerox fails to pay EDS and Harris Fees and Expenses, the Backup Administrative Agent may pay such amounts from payments made in respect of the Maintenance Component of the Leases.

     (c) Upon any termination of the Administrative Agent's rights and powers or resignation of the Administrative Agent pursuant to the Administration Agreement, the Trust shall promptly, but in any event within two Business Days of such termination or resignation, notify the Indenture Trustee thereof.

     Section 3.12.  Maintenance Provider Defaults.

     (a) If the Trust or a Responsible Officer of the Indenture Trustee shall have knowledge of the occurrence and continuance of a Maintenance Provider Default, such Person shall promptly notify the other Person and each Rating Agency thereof, and shall specify in such notice the action, if any, the Trust is taking in respect of such default. If a Maintenance Provider Default shall arise from the failure of the Maintenance Provider to perform any of its duties or obligations under the Administration Agreement, the Trust shall take all reasonable steps available to it to remedy such failure. Upon the occurrence and continuance of a Maintenance Provider Default, the Indenture Trustee or the Noteholders may terminate all of the rights and obligations of the Maintenance Provider in the manner set forth in Section 8.03(b) of the Administration Agreement, and a Successor Maintenance Provider shall be appointed in accordance with the Administration Agreement. The Indenture Trustee may withdraw from the Transition Account or, in the event the amount on deposit in the Transition Account is insufficient, may have the

Administrative Agent allocate payments made in respect of the Maintenance Component of the Leases, an amount necessary to pay for all reasonable costs and expenses incurred in connection with the transition to a Successor Maintenance Provider including, among other things, costs associated with the transfer of servicing and maintenance records of the related Equipment to a Successor Maintenance Provider and amending the Administration Agreement.

     (b) As promptly as possible after the giving of notice of termination to the Maintenance Provider of the Maintenance Provider's rights and powers pursuant to Section 8.03 of the Administration Agreement, the Indenture Trustee shall appoint a Successor Maintenance Provider in accordance with Section 8.04 of the Administration Agreement, and such Successor Maintenance Provider shall accept its appointment by a written assumption in a form acceptable to the Trustees. In the event that a Successor Maintenance Provider has not been appointed and accepted its appointment at the time when the Maintenance Provider ceases to act as Maintenance Provider, the Indenture Trustee without further action shall automatically be appointed the Successor Maintenance Provider. The Indenture Trustee may resign as the Maintenance Provider by giving written notice of such resignation to the Trust and in such event will be released from such duties and obligations, such release not to be effective until the Indenture Trustee appoints a Successor Maintenance Provider and such Successor Maintenance Provider accepts appointment under the Administration Agreement in the manner set forth in Section 8.04(a) of the Administration Agreement. Upon such acceptance of its appointment, the Successor Maintenance Provider shall be successor to the predecessor Administrative Agent under the Administration Agreement. Any Successor Maintenance Provider shall be an established corporate entity whose regular business includes the provision of supplies, maintenance and servicing in respect of document processing equipment. If within 45 days after the delivery of the notice referred to above, the Indenture Trustee has not appointed a Successor Maintenance Provider, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Maintenance Provider. In connection with any such appointment, the Trust may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations and conditions set forth in Section 8.04 of the Administration Agreement, the Trust and the Transferor shall enter into an agreement with such successor for the provision of maintenance (such agreement to be in form and substance satisfactory to the Indenture Trustee).

     (c) Upon any termination of the Maintenance Provider's rights and powers or resignation of the Maintenance Provider pursuant to the Administration Agreement, the Trust shall promptly, but in any event within two Business Days of such termination or resignation, notify the Indenture Trustee thereof.

     Section 3.13. Compliance with Laws; Further Instruments and Acts. The Trust shall comply with the requirements of all applicable laws, the non- compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Trust to perform its obligations under the Notes, this Indenture or any other Basic Document. Upon request of the Indenture Trustee, the Trust shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 3.14. Delivery of the Trust Estate. On the Closing Date, the Trust shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the Trust Estate.

     Section 3.15. Calculation of the Interest Rate. On each LIBOR Determination Date, the Calculation Agent shall provide the Indenture Trustee with the Note Rate for the Accrual Period commencing on the related Payment Date and inform the Administrative Agent (at the facsimile number given to the Indenture Trustee in writing) of such rate. The determinations of the Note Rate by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Noteholders. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (a)  either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trust and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable, (B) will become due and payable on the Final Scheduled Payment Date within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Trust, and the Trust, in the case of clauses (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest, any fees due and payable to the Owner Trustee or the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the Final Scheduled Payment Date, or to the

     Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

     (b) the Trust has paid or performed or caused to be paid or performed all other amounts and obligations which the Trust may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes;

     (c) all amounts payable to the Indenture Trustee pursuant to Section 6.07 or otherwise payable hereunder have been paid or provided for; and

     (d) the Trust has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer's Certificate, stating that the Rating Agency Condition has been satisfied).

     Section 4.02. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest. Such monies need not be segregated from other funds except to the extent required herein or in the Administration Agreement or as required by law.

     Section 4.03. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Trust, be paid to the Indenture Trustee to be held and applied according to
Section 3.03 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

                                  ARTICLE FIVE

                                INDENTURE DEFAULT

     Section 5.01. Indenture Defaults. Any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an "Indenture Default"):

     (a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days or more;

     (b) default in the payment of principal of any Note on the Final Scheduled Payment Date or the Redemption Date;

     (c) default in the observance or performance of any covenant or agreement of the Trust made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Trust made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days or, in the case of a materially incorrect representation or warranty, 30 days, after there shall have been given, by registered or certified mail, to the Trust and the Indenture Trustee or by Noteholders representing at least 25% of the Outstanding Amount, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

     (d) the commencement of a proceeding seeking entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, liquidation, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Trust's affairs, and such proceeding shall remain unstayed, undismissed and in effect for a period of 60 consecutive days or immediately upon entry of any such decree or order; or

     (e) the commencement by the Trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Trust to the entry of an order for relief in an involuntary case under any such law, the consent by the Trust to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust or for any substantial part of the Trust Estate, the making by the Trust of any general assignment for the benefit of creditors, the admission in writing of its inability to or the failure by the Trust generally to pay its debts as such debts become due or the taking of action by the Trust in furtherance of any of the foregoing.

     The Trust shall deliver to the Indenture Trustee, each Rating Agency and each Noteholder, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event that with the giving of notice and the lapse of time would become an Indenture Default under clause (c), its status and what action the Trust is taking or proposes to take with respect thereto.

     Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders representing not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders representing not less than a majority of the Outstanding Amount may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the Outstanding Notes.

     Section 5.02. Rights upon Indenture Default. If an Indenture Default shall have occurred and be continuing, Noteholders representing at least 66 2/3% of the Outstanding Amount may declare the principal of the Notes immediately due and payable at par, together with accrued interest thereon. Such declaration may be rescinded by the Noteholders representing at least 66 2/3% of the Outstanding Amount before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Trust has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Indenture Default giving rise to such declaration had not occurred and (ii) all amounts advanced by the Indenture Trustee and its costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such declaration) have been cured or waived.

     At any time prior to the declaration of the maturity of the Notes, Noteholders holding not less than a majority of the Outstanding Amount may waive such Indenture Default and its consequences in the manner set forth, and in accordance with Section 5.12.

     If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due as set forth in Section 5.04, exercise remedies as a secured party (including foreclosure or sale of the Trust Estate) or elect to maintain the Trust Estate and continue to apply the proceeds from the Trust Estate as if there had been no such declaration. Any sale of the Trust Estate by the Indenture Trustee will be subject to the terms and conditions of Section 5.04.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Trust covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or more or (ii) the principal on any Notes on the Final Scheduled Payment Date or the Redemption Date, the Trust shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Interest Rate in effect from time to time and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

     (b) The Indenture Trustee is hereby vested with the power to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Indenture Trustee as well as in the name, place and stead of such Person such acts, things and deeds for or on behalf of and in the name of such Person under this Indenture (including specifically under Section 5.04) and under the other Basic Documents which such Person could or might do or which may be necessary, desirable or convenient in the Indenture Trustee's sole discretion to effect the purposes contemplated hereunder and under the other Basic Documents and, without limitation, following the occurrence of an Indenture Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.

     (c) If an Indenture Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) Notwithstanding anything to the contrary contained in this Indenture, if the Trust fails to perform its obligations under Section 10.01(b) when and as due, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law; provided that the Indenture Trustee shall only be entitled to take any such actions to the extent such actions (i) are taken only to enforce the Trust's obligations to redeem the principal amount of Notes, and
(ii) are taken only against the portion of the Collateral, if any, consisting of the Reserve Fund, any investments therein and any proceeds thereof.

     (e) In case there shall be pending, relative to the Trust or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor, the Indenture Trustee, irrespective of whether the principal on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Trust, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (f) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (g) All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

     (h) In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.

     (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.02 and 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust and any other obligor upon such Notes monies adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

          (iv) subject to Section 5.17, after a declaration of the maturity of the Notes pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law and deliver the proceeds of such sale or liquidation to the Trustee for distribution in accordance with the terms of this Indenture; provided, however, that, except as otherwise provided in the immediately succeeding sentence, no such sale or liquidation can be made if the proceeds of such sale or liquidation distributable to the Noteholders are not sufficient to pay all outstanding principal of and accrued interest on the Notes;

provided, however, any sale of the Leases pursuant to any of clauses (i) through
(iv) above shall be subject to the condition that so long as no Maintenance Provider Default has occurred and is continuing, the Maintenance Provider will continue to act in such capacity and will continue to be paid the Maintenance Component payable to it; provided, further, the proceeds of such sale or liquidation need not be sufficient to pay all outstanding principal and accrued interest on the Notes if the related Indenture Default arose as described in clause (a), (b), (d) or (e) of Section 5.01 and (1) the Noteholders representing 100% of the Outstanding Amount consent to such sale or liquidation or (2) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal and interest on the Notes as they would have become due if the Notes had not been declared due and payable, the Indenture Trustee provides prior written notice of such sale or liquidation to each Rating Agency and Noteholders representing at least 66% of the Outstanding Amount consent to such sale or liquidation. In determining such sufficiency or insufficiency of (i) the proceeds of such sale or liquidation to pay all outstanding principal and accrued interest on the Notes or (ii) the Trust Estate to provide sufficient funds for the payment of principal and interest on the Notes as they would have become due if the Notes had not been declared due and payable, the Indenture Trustee may but need not obtain (at the expense of the Trust) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, the Indenture Trustee will be required to sell or otherwise liquidate the Trust Estate upon the conditions specified in Section
9.02 of the Trust Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to Article Five upon sale of the Trust Estate, it shall pay out such money or property in the following order:

          (i) to the Indenture Trustee for amounts due as compensation or indemnity payments under this Indenture (if not previously paid by the Administrative Agent);

          (ii) to the Administrative Agent, any accrued but unpaid Administrative Agent Monthly Payment;

          (iii) to Noteholders for the payments of interest which is due and unpaid on the Notes (including any overdue interest, and to the extent permitted under applicable law, interest on any overdue interest at the Interest Rate);

          (iv) to the Noteholders in payment of the principal amount due and unpaid on the Notes until the Note Balance has been reduced to zero;

          (v) to the Certificate Distribution Account for distribution to the Certificateholders for amounts due and unpaid in respect of the principal amount due and unpaid on the Certificates, until the Certificates have been paid in full; and

          (vi)  any remaining amounts to the Transferor.

     (c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trust shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05. Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section
9.02 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with
Section 4.04 of the Administration Agreement and Section 3.01 hereof. It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may but need not obtain (at the expense of the Trust) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing provisions of this Section and Section 5.04, the Indenture Trustee shall sell the Trust Estate if so instructed by the Owner Trustee pursuant to Section 9.02 of the Trust Agreement, and the proceeds of such sale shall be distributed in accordance with
Section 4.04 of the Administration Agreement.

     Section 5.06.  Limitation of Suits.

     (a) No holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) Noteholders representing not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders representing not less than a majority of the Outstanding Amount.

     No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     (b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Trust.

     Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Trust, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11. Control by Noteholders. Noteholders representing at least a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any Proceeding or any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

     (a) such direction shall not be in conflict with any rule of law or this Indenture;

     (b) subject to Section 5.04, any direction to the Indenture Trustee to, sell or liquidate the Trust Estate shall be made by Noteholders representing not less than 100% of the Outstanding Amount;

     (c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.02 of the Trust Agreement, then any direction to the Indenture Trustee by Noteholders representing less than 100% of the Outstanding Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to a declaration of maturity of the Notes pursuant to Section 5.02, Noteholders representing not less than a majority of the Outstanding Amount may waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Trust, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

     Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case representing more than 10% of the Outstanding Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14. Waiver of Stay or Extension Laws. The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Trust or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Trust. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.16.  Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so, the Trust shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Transferor, the Administrative Agent and the Maintenance Provider, as applicable, of each of their obligations to the Trust under or in connection with the Administration Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Administrative Agent thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Transferor, the Administrative Agent and the Maintenance Provider of their respective obligations under the Administration Agreement.

     (b) If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Noteholders representing not less than a majority of the Outstanding Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Trust against the Transferor, the Administrative Agent and the Maintenance Provider under or in connection with the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Administrative Agent or the Maintenance Provider of their respective obligations to the Trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Administration Agreement, and any right of the Trust to take such action shall be suspended.

     Section 5.17. Sale of Trust Estate. If the Indenture Trustee acts to sell the Trust Estate or any part thereof pursuant to Section 5.04(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Trust Estate or any part thereof, in such manner and on such terms as provided above to the highest bidder; provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Transferor and the Administrative Agent of any proposed sale, and the Transferor, the Administrative Agent and their respective Affiliates shall be permitted to bid for the Trust Estate at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Trust that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.04 and this Section shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes shall have been paid.

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

     Section 6.01.  Duties of Indenture Trustee.

     (a) If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b)  Except during the continuance of an Indenture Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.

     (c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful, misconduct, except that:

          (i)   this paragraph does not limit the effect of paragraph (b);

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

     (e) The Indenture Trustee shall, and hereby agrees that it will perform all of the obligations and duties required of it under the Administration Agreement.

     (f) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Trust.

     (g) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Administration Agreement.

     (h) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     (j) The Indenture Trustee shall not be deemed to have knowledge of any Default, Indenture Default. Administrative Agent Default, Maintenance Provider Default or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture or the Administration Agreement.

     Section 6.02.  Rights of Indenture Trustee.

     (a) Except as provided by the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the related item or document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Noteholders representing not less than 25% of the Outstanding Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

     (h) Any request or direction of the Trust mentioned herein shall be sufficiently evidenced by a Trust Request.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

     Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Trust's use of the proceeds from the Notes and shall not be responsible for any statement in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Trust, other than the Indenture Trustee's certificate of authentication.

     Section 6.05. Notice of Defaults. If a Default occurs and is continuing, and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and each Rating Agency notice of such Default within 60 days after it occurs. Except in the case of a Default with respect to payment of principal or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders; provided, however, that in the case of any Indenture Default of the character specified in Section 5.01(e), no such notice shall be given until at least 30 days after the occurrence thereof.

     Section 6.06. Reports by Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Trust, shall deliver to each Noteholder or Note Owner, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

     Section 6.07. Compensation and Indemnity. The Indenture Trustee shall receive reasonable compensation for its services as Indenture Trustee and Backup Administrative Agent from Available Funds in accordance with Section 4.04(a) of the Administration Agreement. The Administrative Agent or, in the event Xerox is not the Administrative Agent, the Trust, from the Transition Account until the amount on deposit therein equals zero and then from Available Funds in accordance with Section 4.04(a) of the Administration Agreement, shall (i) reimburse the Indenture Trustee and Backup Administrative Agent for all reasonable expenses, advances and disbursements reasonably incurred by it and (ii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of the Trust or the performance of its duties. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee and Backup Administrative Agent shall notify the Trust and the Administrative Agent promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the Backup Administrative Agent to so notify the Trust and the Administrative Agent shall not relieve the Trust or the Administrative Agent of its obligations hereunder. The Administrative Agent or the Trust, as applicable, shall defend any such claim, and the Indenture Trustee and Backup Administrative Agent may have separate counsel and the Administrative Agent shall pay the fees and expenses of such counsel. The Indenture Trustee and Backup Administrative Agent shall not be indemnified by the Administrative Agent or the Trust against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing. Any amounts payable by the Trust pursuant to this Section will be paid in accordance with Section 4.04(a) of the Administration Agreement.

     The Administrative Agent's and the Trust's payment obligations to the Indenture Trustee and the Backup Administrative Agent pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee and the Backup Administrative Agent incurs expenses after the occurrence of an Indenture Default set forth in Section 5.01(d) or (e) with respect to the Trust, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. Noteholders representing not less than a majority of the Outstanding Amount may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Trust, and following such removal may appoint a successor Indenture Trustee. The Trust shall give prompt written notice to each Rating Agency of such removal. The Indenture Trustee may resign at any time by so notifying the Trust, the Administrator, the Administrative Agent and each Rating Agency. The Trust shall remove the Indenture Trustee if:

     (i)  the Indenture Trustee fails to comply with Section 6.11;

     (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

     (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

     (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Administrator shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the eligibility requirements of Section 6.11. Prior to the appointment of any successor Indenture Trustee, the Rating Agency Condition must be satisfied with respect to such successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Trust. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or Noteholders holding not less than a majority of the Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07. Upon the resignation or removal of U.S. Bank as Indenture Trustee, U.S. Bank shall cease to be the Backup Administrative Agent.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture

Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee, and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrative Agent acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrative Agent may consider necessary or desirable. If the Administrative Agent shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt rating of "A" or better by, or be otherwise acceptable to, each Rating Agency. The Indenture Trustee shall satisfy the requirements of Section 310(b) of the TIA. The Transferor, the Administrative Agent, the Maintenance Provider, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Trust nor any Affiliate of the Trust may serve as Indenture Trustee.

     Section 6.12. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Trust and Noteholders shall rely:

          (i) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and

          (ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and, perform this Indenture and the other Basic Documents to which it is a party and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and such other Basic Documents.

                                  ARTICLE SEVEN

                  NOTEHOLDERS' LISTS, REPORTS AND DOCUMENTS

     Section 7.01. Trust to Furnish Indenture Trustee Noteholder Names and Addresses. The Trust shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Trust of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

     Section 7.02. Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

     Section 7.03. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each April 15, beginning with April 15, 2001, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     Section 7.04. Furnishing of Documents. The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Basic Documents.

                                  ARTICLE EIGHT

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article Five.

     Section 8.02.  Accounts.

     (a) Pursuant to Section 4.01 of the Administration Agreement, the Transferor shall, on or prior to the Closing Date, establish and maintain an Eligible Account in the name of the Indenture Trustee, on behalf of (i) the Noteholders, which shall be designated as the "Note Distribution Account", (ii) the Noteholders, which shall be designated as the "Collection Account", (iii) the Trust, which shall be designated as the "Reserve Fund" and (iv)the Securityholders, which shall be designated as the "Transition Account". The Note Distribution Account shall be held in trust for the benefit of the Noteholders, the Collection Account, the Reserve Fund and the Transition Account shall be held in trust for the Securityholders. Each Account shall be established with the Indenture Trustee and shall be under the sole dominion and control of the Indenture Trustee.

     (b) On or before each Payment Date, all amounts required to be deposited in the Collection Account with respect to the related Collection Period will be deposited as provided in Sections 2.07, 3.02, 3.03 and 4.02 of the Administration Agreement. On or before each Payment Date, all amounts required to be deposited in the Note Distribution Account with respect to the related Collection Period pursuant to Section 4.04 of the Administration Agreement will be transferred from the Collection Account and/or the Reserve Fund to the Note Distribution Account.

     (c) On each Payment Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account in respect of the related Collection Period to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for interest and principal in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

          (i) to each Noteholder, for payment of interest on the Notes, the Monthly Note Interest; provided, that if there are not sufficient funds in the Note Distribution Account or the Reserve Fund to pay the Monthly Interest due, the amount available shall be allocated to each Noteholder pro rata on the basis of the total amount of interest due to it;

          (ii) to each Noteholder, for payment of principal of the Notes, an amount equal to the Principal Distributable Amount; and

          (iii) to each Noteholder, for payment of principal of the Notes, an amount equal to the Additional Principal Distribution Amount until the Notes are paid in full.

     All other Available Funds for such Payment Date will be distributed as described in Section 4.04 of the Administration Agreement.

     (d) On each Payment Date, after taking into account, among other things, amounts to be distributed to Noteholders from the Note Distribution Account, pursuant to Section 4.04(b) of the Administration Agreement, the Administrative Agent will allocate the Reserve Fund Draw Amount, if any, reflected in the related Payment Date Statement and will instruct the

Indenture Trustee to make the following deposits and distributions to the Note Distribution Account in the following amounts and order of priority, prior to 11:00 a.m., New York City time:

          (i) to pay any remaining Monthly Interest due on the outstanding Notes on such Payment Date and

          (ii) to pay any remaining Principal Distribution Amount due on the Notes.

     (e) On each Payment Date or Redemption Date, from the amounts on deposit in the Note Distribution Account, the Indenture Trustee shall duly and punctually distribute payments of principal and interest on the Notes due and by check mailed to the Person whose name appears as the Registered Holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of (i) the nominee of DTC (initially, such nominee to be Cede & Co.) and (ii) a Person (other than the nominee of DTC) that holds Notes with original denominations aggregating at least $1 million and has given the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Payment Dates thereafter), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee or Person. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any
Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available, pursuant to the notice delivered to the Indenture Trustee, for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Trust, shall notify each Person who was the Registered Holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     Section 8.03.  General Provisions Regarding Accounts.

     (a) For so long as no Indenture Default shall have occurred and be continuing, funds in the Accounts shall be invested and reinvested by the Indenture Trustee, until the Outstanding Amount has been reduced to zero and thereafter by the Owner Trustee, in each case at the direction of the Administrative Agent in Permitted Investments. No such investment shall be sold prior to maturity. On each Payment Date, net investment earnings on the Collection Account, the Transition Account and the Reserve Fund shall be deposited in the Collection Account.

     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Accounts resulting from any loss on any Permitted Investments included therein, except for losses attributable to the Indenture Trustee's failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Administrative Agent shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 3:00 p.m., New York City time (or such other time as may be agreed by the Administrative Agent and Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Indenture Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments as set forth in paragraph (vi) of the definition thereof.

     Section 8.04.  Payment Date Statements.

     (a) On each Payment Date, the Indenture Trustee shall send a copy of the Payment Date Statement delivered to it by the Administrative Agent pursuant to
Section 4.07 of the Administration Agreement by first class mail to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein).

     (b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Statement delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Payment Date Statement.

     Section 8.05.  Release of Trust Estate.

     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Trust or any other Person entitled thereto any funds then on deposit in the Accounts. Such release shall include delivery to the Trust or its designee of the Trust Estate and delivery to the Securities Intermediary under the Control

Agreement of a certificate evidencing the release of the lien of this Indenture and transfer of dominion and control over the Reserve Fund to the Owner Trustee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of a Trust Request.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Noteholders, but with prior notice to each Rating Agency and subject to the satisfaction of the Rating Agency Condition, the Trust and the Indenture Trustee, when so requested by a Trust Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Trust and the assumption by any such successor of the covenants of the Trust contained herein and in the Notes;

          (iii) to add to the covenants of the Trust for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of this Indenture; provided that such other provisions shall not adversely affect the interests of the Noteholders; or

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes or to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

     (b) The Trust and the Indenture Trustee, when requested by a Trust Request, may also without the consent of any of the Holders of the Notes but with prior notice to each Rating Agency enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner (other than the modifications set forth in Section 9.02, which require consent of the Holder of each Note affected thereby) the rights of the Noteholders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder and (ii) the Rating Agency Condition shall have been satisfied with respect to such action.

     Section 9.02. Supplemental Indentures With Consent of Noteholders. The Trust and the Indenture Trustee, when requested by a Trust Request, also may, with prior notice to each Rating Agency, with the consent of Noteholders representing not less than a majority of the Outstanding Amount, by Act of such Noteholders delivered to the Trust and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the Rating Agency Condition and provided, however, that, no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

     (a) change the Final Scheduled Payment Date of or the date of payment of any installment of principal or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

     (b) reduce the percentage of the Outstanding Amount, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

     (d) reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Owner Trustee to sell the Trust Estate pursuant to Section 5.04, if the proceeds of such sale would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Notes;

     (e) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby; or

     (f) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Trust and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Trust, the Owner Trustee and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Trust or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE TEN

                               REDEMPTION OF NOTES
     Section 10.01.  Redemption.

     (a) Pursuant to Section 9.01 of the Trust Agreement, the Transferor shall be permitted at its option to purchase the Trust Estate on any Redemption Date relating to the exercise of an Optional Purchase. In connection with the exercise of an Optional Purchase, the Transferor will deposit the Optional Purchase Price (other than amounts on deposit in the Reserve Fund to be applied in connection with an Optional Purchase described in Section 9.03 of the Trust Agreement, which amount will constitute part of the related Reserve Fund Draw Amount) into the Collection Account on the Deposit Date relating to the Redemption Date. In connection with an Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price and thereupon the pledge of the Trust Estate shall be discharged and released and the Trust Estate shall be returned to or upon the order of the Transferor.

     (b) In connection with the exercise of an Optional Purchase, pursuant to
Section 4.04(a) of the Administration Agreement, on the Redemption Date, prior to 11:00 a.m., New York City time, the Indenture Trustee shall transfer the Optional Purchase Price (including, in connection with an Optional Purchase described in Section 9.03(a)(ii) of the Trust Agreement, the portion of the Optional Purchase Price constituting the Reserve Fund Draw Amount) as part of the Available Funds from the Collection Account as follows: (i) to the Note Distribution Account, the Redemption Price and (ii) to the Certificate Distribution Account, the Repayment Price.

     (c) The Administrative Agent or the Trust shall furnish each Rating Agency notice of such redemption. If the Notes are to be redeemed pursuant to this Section, the Administrative Agent or the Trust shall provide at least 15 days' prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 10 days' notice thereof to the Noteholders.

     Section 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such holder's address appearing in the Note Register. In addition, the Administrative Agent shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Trust Administration Agreement.

     All notices of redemption shall state:

     (a)  the Redemption Date;

     (b)  the Redemption Price;

     (c) the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Trust to be maintained as provided in Section 3.02); and

     (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date.

     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Trust. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Trust shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

     Section 11.01.  Compliance Certificates and Opinions.

     (a) Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) In addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture:

          (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Trust shall furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Trust of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Trust is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Trust shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Trust, as set forth in the Officer's Certificate delivered pursuant to clause (i) above, is 10% or more of the Outstanding Amount; provided, however, such Independent Certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Trust as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

          (iii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Trust shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Trust is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Trust shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses
     (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer's Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Amount, but such Officer's Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

          (v) Notwithstanding Section 2.08 or any other provision of this Section, the Trust may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

     Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrator, the Administrative Agent, the Transferor or the Trust, stating that the information with respect to such factual matters is in the possession of the Administrator, the Administrative Agent, the Transferor or the Trust, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of the Trust's compliance with any terms hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

     Section 11.03.  Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, return receipt requested, postage prepaid, hand delivery, prepaid courier service or by telecopier, and addressed in each case as follows: (i) if to the Trust c/o the Owner Trustee, at 1201 Market Street, 10th Floor, Wilmington, Delaware 19801, (telecopier no. (302) 657-8415),
Attention: Anton Bodor, with a copy to the Administrative Agent, at 800 Long Ridge Road, Stamford, Connecticut 06904 (telecopier no. (203) 968-3000),
Attention: Treasurer; (ii) if to the Indenture Trustee, at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (telecopier no. (312) 228-9401),
Attention: Xerox Equipment Lease Owner Trust 2001-1; (iii) if to Moody's, at 99 Church Street, New York, New York 10007 (telecopier no. (212) 553-7820),
Attention: ABS Monitoring Group; (iv) if to Standard & Poor's, to Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York, 10041 (telecopier no. (212) 208-0030), Attention:
Asset Backed Monitoring Group; (v) if to Fitch, to Fitch Inc., 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603 (telecopier no. (312) 368-2069),
Attention: Asset Backed Monitoring Group (Equipment Leases); or (vi) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

     Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

     Section 11.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.07. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Trust shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

     Section 11.08. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Notes shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the Notes, as supplemented or amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the Notes.

     Section 11.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, and any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.10. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.11. Governing Law. This Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any otherwise applicable principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

     Section 11.12. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Trust accompanied by an Opinion of Counsel (who may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the

Indenture Trustee under this Indenture.

     Section 11.14. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Certificateholder, (iii) any owner of a beneficial interest in the Trust or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder, the Owner Trustee or of the Indenture Trustee or any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Section 11.15. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or in the case of a Note Owner, a beneficial interest in a Note, hereby covenant and agree that they will not institute against the Trust or the Transferor, or join in instituting against the Trust or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or State bankruptcy or similar laws for a period of one year and a day after payment in full of all amounts due in respect of the Securities.

     Section 11.16. No Recourse. Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity or any holder of a beneficial interest in the Trust, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Section 11.17. Inspection. The Trust agrees that on reasonable prior notice it will permit any representative of the Indenture Trustee, during the Trust's normal business hours, to examine all the books of account, records, reports and other papers of the Trust, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants and to discuss the Trust's affairs, finances and accounts with the Trust's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.18. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by HSBC Bank & Trust Company (Delaware) NA not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall HSBC Bank & Trust Company (Delaware) NA in its individual capacity or any beneficial owner of the Trust have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Indenture, in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven, Eight and Ten of the Trust Agreement.

     IN WITNESS WHEREOF, the Trust, the Indenture Trustee and the Calculation Agent have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                            XEROX EQUIPMENT LEASE OWNER TRUST 2001-1


                            By: HSBC BANK & TRUST COMPANY (DELAWARE) NA,
                                as Owner Trustee


                            By:
                                Name:
                                Title:


                            U.S. BANK NATIONAL ASSOCIATION,
                                 as Indenture Trustee


                            By:
                                Name:
                                Title:


                            U.S. BANK NATIONAL ASSOCIATION,
                                 as Calculation Agent


                            By:
                                Name:
                                Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO RESALE OR OTHER TRANSFER OF ANY NOTE SHALL BE MADE TO ANY TRANSFEREE
UNLESS: (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THE NOTE ON BEHALF OR WITH PLAN ASSETS OF, AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR ANY OTHER "PLAN" AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "INTERNAL REVENUE CODE"), THAT IS SUBJECT TO ERISA OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OR (B) THE ACQUISITION AND HOLDING OF THE NOTE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION. EACH PURCHASER OR TRANSFEREE OF A NOTE, BY ITS ACCEPTANCE OF SUCH NOTE, WILL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN CLAUSE (A) OR (B) ABOVE.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

    THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE TRUST FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES.

                    XEROX EQUIPMENT LEASE OWNER TRUST 2001-1

                         FLOATING RATE ASSET BACKED NOTE

     REGISTERED                                                     $400,000,000
     No. R-1                                             CUSIP NO.   98414F AA 8

     Xerox Equipment Lease Owner Trust 2001-1, a business trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the "Trust"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) in monthly installments on the 15th day of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on September 17, 2001 (each, a "Payment Date"), until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum equal to the LIBOR Rate plus 2.00% (the "Interest Rate"), in each case as and to the extent described below; provided, however, that the entire Note Balance shall be due and payable on the earlier of February 15, 2008 (the "Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. The Trust shall pay interest on overdue installments of interest at the Interest Rate in effect from time to time to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Trust has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

     Dated:                , 2001   XEROX EQUIPMENT LEASE OWNER TRUST 2001-1,


                                    By:  HSBC BANK & TRUST COMPANY
                                            (DELAWARE) NA,
                                            as Owner Trustee

                                    By:
                                       Name:
                                       Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

     Dated:                 , 2001  By:  U.S. BANK NATIONAL ASSOCIATION,
                                             as Indenture Trustee


                                     By:
                                        Name:
                                        Title:

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Trust, designated as its "Xerox Equipment Lease Owner Trust 2001-1 Floating Rate Asset Backed Notes" (herein called the "Notes") issued under an Indenture, dated as of July 1, 2001 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Trust and U.S. Bank National Association, as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Trust, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, except under the circumstances set forth in the Indenture, on each Payment Date principal will be paid on the Notes. Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, principal payments on the Notes shall be made to the Noteholders until the Note Balance has been reduced to zero.

     Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of (i) the nominee of DTC (initially, such nominee to be Cede & Co.), and (ii) a Person (other than the nominee of DTC) that holds

Notes with original denominations aggregating at least $1 million and has given the Indenture Trustee appropriate written instructions at least five Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Payment Dates thereafter), payments will be made by wire transfer in immediately available funds to the account designated by such nominee or Person. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Trust, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

     As provided in the Indenture, the Transferor will be permitted at its option to purchase the Trust Estate from the Trust and to terminate the pledge thereof on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Securities Balance is less than or equal to 5% of the Initial Securities Balance. The purchase price for the Trust Estate shall equal the unpaid principal balances of the Securities, together with accrued interest on the Notes through the Accrual Period related to the Payment Date on which the Redemption Date occurs and certain other amounts, which amount shall be deposited by the Transferor into the Collection Account on the Deposit Date relating to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price and thereupon the pledge of the Trust Estate shall be discharged and released and the Trust Estate shall be returned to the Transferor.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Trust pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the Transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     The Notes represent obligations of the Trust only and do not represent interests in, recourse to or obligations of the Transferor, the Seller, the Administrative Agent, Xerox Equipment or any of their respective Affiliates.

     Each Noteholder by acceptance of a Note, or in the case of a Note Owner, by acceptance of a beneficial interest in the Notes, hereby covenants and agrees that it will not institute against the Trust or the Transferor, or join in instituting against the Trust or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or State bankruptcy or similar laws for a period of one year and a day after payment in full of all amounts due in respect of the Securities.

     Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Noteholders under the Indenture at any time by the Trust with the consent of the Noteholders representing not less than a majority of the Outstanding Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Amount, on behalf of all Noteholders, to waive compliance by the Trust with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

                                   ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee:

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

     Dated*:


     Signature Guaranteed:

* The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                          FORM OF DEPOSITORY AGREEMENT